EXHIBIT 99.1

Axe Compute Inc. Reports Second Quarter 2026 Financial Results and Provides Business Update

  Revenue Grew More Than 90x Sequentially from Q1 2026 in the First Full Quarter of Compute Operations
  More Than $2.8 Billion in New Contracts Signed, Bringing 2026 Signed Contracted Value to More Than $3 Billion and Expected Annualized Run Rate to More Than $696M upon Full Deployment

PITTSBURGH, Aug. 14, 2026 (GLOBE NEWSWIRE) -- Axe Compute Inc. (NASDAQ: AGPU), a neocloud AI infrastructure platform delivering dedicated enterprise GPU compute capacity at global scale, today reported financial results for the second quarter ended June 30, 2026.

"In less than eight months, we have gone from our first revenue-generating compute contract to more than $3 billion in signed contract value. We continue to be confident that we can deliver an additional $2 billion in signed contracts before the end of the year,” said Christopher Miglino, Chief Executive Officer of Axe Compute “As these contracts go live, they provide multi-year recurring revenue that strengthens our balance sheet quarter after quarter. Our focus for the second half is delivery, and winning the next contracts as we do it," added Miglino.

SECOND QUARTER 2026 AND RECENT DEVELOPMENTS AT A GLANCE

  Revenue of $3.2 million, the first full quarter of revenue from compute services, entirely contributed by the Axe Compute Access service delivery model; Axe Compute Build contract revenue is not yet recognized and begins at go-live.
  Net loss of $17.2 million, driven by a non-cash $13.1 million loss on digital assets, primarily reflecting changes in digital asset holdings and related receivables.
  Adjusted EBITDA1 of approximately ($4.9 million), with approximately ($0.9 million) attributable to the legacy Drug Discovery Services (Helomics) segment.
  Cash of $21.9 million at quarter-end, up from $6.9 million at March 31, 2026.
  Customer prepayments of $60.8 million and net cash provided by operating activities of $17.4 million for the first half of 2026.
  More than $3 billion in 2026 total contract value (“TCV”)2, including more than $2.8 billion in contracts signed in July under the Axe Compute Build model that were converted from the second quarter pipeline.

Q2 2026 AND RECENT BUSINESS HIGHLIGHTS

More Than $2.8 Billion in New Contracts Signed (July 2026): Subsequent to quarter-end, the Company secured three new customer contracts across the United States and Europe with a TCV of more than $2.8 billion, all under the Axe Compute Build model. Together with the $260 million contract signed in April, the Company's 2026 TCV now exceeds $3 billion, surpassing the $1 billion goal for new customer agreements announced in May 2026. The Company’s annualized run rate (“ARR”)3 is expected to reach more than $696M upon full deployment.

$260 Million Cluster In Build, Targeted for Q3 2026 Go-Live: The dedicated cluster of 2,304 NVIDIA B300 GPUs under the Company's 36-month take-or-pay contract announced in April progressed through build during the quarter. Deployment remains targeted for Q3 2026. Once live, the contract represents approximately $21 million per quarter in recognizable revenue over the 36-month service term.

Contract Liabilities Grew to $60.8 Million: Contract liabilities, representing customer prepayments that are generally non-cancellable and non-refundable and are received ahead of revenue recognition, grew from $0.8 million at March 31, 2026 to $60.8 million at June 30, 2026. Customer prepayments fund infrastructure ahead of deployment, a central feature of the Company's capital-efficient operating model.

SECOND QUARTER 2026 FINANCIAL HIGHLIGHTS

Revenue: $3.2 million in Q2 2026, up from $35 thousand in Q1 2026 and compared to $3 thousand in Q2 2025, before the Company began providing compute services. Compute Services contributed $3.2 million, the segment's first full quarter of recognized revenue, reflecting contracts delivered through the Axe Compute Access model. Revenue from the Company's Build contracts is not yet reflected in reported results; recognition begins at go-live of the contracted clusters. The current period's margin profile reflects the Access model only and does not reflect the economics of the Build business, and the revenue mix and economics of the Company are expected to change materially as Build deployments come online.

Net Loss: $17.2 million for Q2 2026, or $0.87 per share. The reported net loss was driven primarily by $13.1 million in losses on digital assets in the quarter ($17.4 million year to date). These represent primarily non-cash fair-value changes on the Company's ATH digital asset holdings and related receivable and derivative positions, which under US GAAP are measured at each reporting date. Management believes the reported net loss does not reflect the operating performance or cash usage of the business.

Adjusted EBITDA: ($4.9 million), excluding $11.8 million of unrealized losses on digital assets, $0.6 million of stock-based compensation, and less than $0.1 million of combined depreciation, amortization, and net interest income; approximately ($0.9 million) was attributable to the legacy Drug Discovery Services segment.

Cash and Digital Assets: Cash and cash equivalents grew to $21.9 million at June 30, 2026, up from $10.8 million at December 31, 2025 and $6.9 million at March 31, 2026. The Company also held $11.3 million in digital assets, primarily Aethir (“ATH”), and $10.3 million in digital asset receivables at June 30, 2026 for a total of $21.6 in digital assets.

Positive Operating Cash Flow: Net cash provided by operating activities of continuing operations was $17.4 million for the six months ended June 30, 2026, compared to net cash used of $4.3 million in the prior-year period, driven primarily by customer prepayments under Compute Services contracts.

OUTLOOK

The Company does not provide formal financial guidance. The following forward-looking context is provided to assist investors in understanding management's operational priorities, and is subject to the risks and uncertainties described under "Cautionary Statement Regarding Forward-Looking Statements" below.

Management's operational priorities for the balance of 2026 include: (i) completing the build and achieving go-live of the $260 million dedicated GPU cluster, targeted for Q3 2026, and commencing recognition of approximately $21 million per quarter in revenue under that contract upon deployment; (ii) executing against the more than $2.8 billion in contracts signed in July 2026, including facility readiness, equipment procurement, and deployment planning across the United States and Europe; (iii) continuing to expand the enterprise sales team and convert the Company's pipeline; and (iv) completing the strategic alternatives process for the legacy Drug Discovery Services business.

CONFERENCE CALL AND WEBCAST

Management will host a conference call and webcast to discuss the Company's second quarter 2026 results on Monday, August 17, 2026 at 8:30 a.m. Eastern Time. Participants may join by dialing +1 720 707 2699 (Meeting ID: 867 5256 5005, Passcode: 279379) or via live webcast at https://bit.ly/AxeComputeQ22026. A replay of the webcast will be available on the Company's investor relations website at investors.axecompute.com following the call.

ABOUT AXE COMPUTE

Axe Compute Inc. (NASDAQ: AGPU) is a neocloud AI infrastructure platform built on a fundamental premise: AI innovation should not be constrained by hardware choice or availability. The company provides enterprises and AI innovators with flexibility across hardware, geography, and deployment models through two core offerings: Axe Compute Access, delivering a wide range of the latest high-performance GPU infrastructure across global locations, and Axe Compute Build, enabling the design, deployment, ownership, and operation of large-scale, dedicated AI infrastructure worldwide. All solutions are supported by enterprise-grade SLAs and operational expertise. Axe Compute is headquartered in Pittsburgh, Pennsylvania. For more information, visit axecompute.com.

INVESTOR CONTACT

Erin McMahon, CMO and Head of Investor Relations

ir@axecompute.com | investors.axecompute.com

MEDIA CONTACT

Erin McMahon, CMO and Head of Investor Relations

erin@axecompute.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as well as Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the deployment timeline and revenue expectations for the $260 million enterprise contract, the execution and deployment of the contracts signed in July 2026, the Company's commercial strategy and pipeline, the expected evolution of the Company's revenue mix and economics as Build contracts come online, the expected annualized run rate in future periods, the strategic alternatives process for the Drug Discovery Services segment, the Company's liquidity and capital resources, and the market opportunity for GPU compute infrastructure. These statements are based on management's current expectations and beliefs as of the date of this release and are subject to significant risks and uncertainties that could cause actual results to differ materially, including but not limited to: risks related to the execution, enforceability, and customer performance under the Company's contracts, including the $260 million contract and the contracts signed in July 2026; hardware supply chain constraints and facility readiness; the highly volatile and unpredictable price of ATH and digital assets generally; the Company's ability to generate and grow Compute Services revenue; risks associated with the Aethir network and decentralized physical infrastructure; the Company's ability to maintain Nasdaq listing compliance; risks related to the strategic alternatives process for the Drug Discovery Services business; and those risks and uncertainties described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, and in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES

This press release includes “Adjusted EBITDA,” which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income (loss) adjusted to exclude: (i) interest expense (income), net; (ii) income tax expense (benefit); (iii) depreciation and amortization; (iv) stock-based compensation expense; and (v) unrealized (gains) losses on digital assets. Unrealized (gains) losses on digital assets represent mark-to-market, fair value adjustments related to digital assets and digital asset receivables, and do not include realized gains and losses on digital assets, including from ATH used to pay for compute the Company then sells to customers. Adjusted EBITDA is not a substitute for net income (loss) or any other measure of financial performance prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Management believes Adjusted EBITDA is useful to investors because it provides a supplemental measure of the Company’s core operating performance by excluding the effects of capital structure decisions (such as interest expense), non-cash charges (such as depreciation, amortization and stock-based compensation), unrealized fair value adjustments (such as changes in volatile market price of digital asset holdings) and tax impacts that can vary significantly between periods and across companies. Management uses Adjusted EBITDA to evaluate the Company’s performance, compare performance across periods, and assist in the allocation of resources. Investors are cautioned that Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP.

A reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP financial measure is included in the tables accompanying this press release. To the extent the Company provides forward-looking Adjusted EBITDA guidance in connection with this release or the related earnings call, a reconciliation of such forward-looking non-GAAP measure to the most directly comparable U.S. GAAP measure may not be available without unreasonable effort due to the inherent difficulty in forecasting and quantifying certain amounts, including but not limited to fair value adjustments on digital asset holdings, stock-based compensation expense, and other non-cash or non-recurring items, the timing and magnitude of which may be significant.

FINANCIAL STATEMENTS
SUMMARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$21,905,767	$10,790,850
Accounts receivable	3,321,426	32,120
Compute prepayments (current)	11,148,981	—
Digital assets	11,268,342	24,439,598
Digital asset receivable (current)	7,547,221	7,226,475
Other current assets	873,423	280,904
Total current assets	56,065,160	42,769,947
Compute prepayments, net of current portion	22,946,761	—
Digital asset receivable, net of current portion	2,745,004	8,258,681
Property and equipment, net	17,291,873	223,128
Other non-current assets	1,327,158	1,636,590
Total assets	$100,375,956	$52,888,346
LIABILITIES & STOCKHOLDERS' EQUITY
Accounts payable	$2,494,038	$1,840,608
Contract liabilities (current)	33,645,987	144,076
Other current liabilities	2,546,883	2,282,212
Total current liabilities	38,686,908	4,266,896
Contract liabilities, net of current portion	27,108,685	—
Other long-term liabilities	535,168	904,495
Total liabilities	66,330,761	5,171,391
Total stockholders' equity	34,045,195	47,716,955
Total liabilities and stockholders' equity	$100,375,956	$52,888,346

SUMMARY STATEMENTS OF NET LOSS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue	$3,214,992	$2,682	$3,250,303	$112,992
Gains (losses) on digital assets	$(13,125,352)	—	$(17,421,620)	—
Total operating costs and expenses	$(7,417,650)	$(2,662,550)	$(10,885,374)	$(5,059,907)
Total operating loss	$(17,328,010)	$(2,659,868)	$(25,056,691)	$(4,946,915)
Other income, net	$122,128	$680,973	$141,866	$682,604
Net loss	$(17,205,882)	$(2,070,462)	$(24,914,825)	$(4,513,335)
Net loss per share, basic and diluted	$(0.87)	$(0.23)	$(1.45)	$(0.55)
Weighted avg. shares outstanding	19,685,811	9,108,984	17,167,696	8,136,008

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(Unaudited)

	For the Three Months Ended
	June 30, 2026	June 30, 2025
Net loss from continuing operations	$(17,205,882)	$(1,978,896)
Net interest (income) expense	(74,928)	789
Income tax (benefit) expense	-	-
Depreciation and amortization	26,234	32,611
Stock-based compensation expense	571,584	-
Unrealized (gains) losses on digital assets	11,798,221	-
Adjusted EBITDA	$(4,884,771)	$(1,945,496)

SUMMARY STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	June 30, 2026	June 30, 2025
Net cash provided by (used in) continuing operating activities	$17,370,239	$(4,280,632)
Net cash (used in) continuing investing activities	(17,121,106)	-
Net cash provided by continuing financing activities	10,865,784	3,226,593
Net cash provided by discontinued operations	-	825,444
Net increase (decrease) in cash and cash equivalents	$11,114,917	$(228,595)

______________________________
1 Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and reconciliation tables.
2 Total contract value is an operating metric representing the aggregate estimated contractual spend under signed customer contracts, and may not represent revenue recognized in any particular period as separately determined in accordance with US GAAP.
3 Annualized run rate is an operating metric representing annualized monthly revenue upon full deployment of signed contracts. Annualized run rate is an estimate and does not represent revenue recognized in a particular period as separately determined in accordance with US GAAP.